RemotelyMe

RemotelyMe is disrupting the $6B Human Risk Management market with one of the first patent-pending software solutions that maps predictive biomarkers for employee trust & risks. Our behavioral science & cognitive AI SaaS reduces security breaches by creating a high-trust, low-risk business culture.


REMOTELYME™
We've mapped the first predictive biomarkers for Human Risk Management (HRM)
On a 1 to 6 scale, how extroverted are you?
Veteran-owned, hot 46% CAGR market disruptor
cybersecurity & compliance risks
RemotelyMe Board Advisors

Invest

$99 minimum investment

DEADLINE: July 8, 2024

in a month

SHARE PRICE

$1

TOTAL RAISED

$31,086

VALUATION

$4,410,000

Reg CF offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

RemotelyMe transcends ineffective and outdated cybersecurity awareness training by offering what we believe is the only complete solution to create what Gartner calls a Security Behavior Culture Program (SBCP) for Human Risk Management.

Pepperdine Most Fundable Company

SILVER AWARD WINNER
(out of 3,000+ startups)

- ✓ *Extensive due diligence*
- ✓ *Investment validation*
- ✓ *National recognition*



MOST
Fundable
COMPANIES®
PEPPERDINE | GRAZIADIO
BUSINESS SCHOOL
Entrepreneur
The FUTURE of ENTREPRENEURSHIP

TOP 25 WORK TECH VENDOR '22
SHRM BETTER WORKPLACES CHALLENGE CUP 2021 FINALIST
Certificate of Honour Industry Era 10 BEST INDUSTRY LEADERS - 2020
San Diego Business Journal TOP 50 INFLUENTIAL VETERAN BUSINESS LEADERS AWARDS 2022
Veteran Owned Business VOB VERIFIED

Human Risk Management (HRM) Opportunity

"Security behavior and culture programs adopt emerging capabilities—including behavioral science principles."



FORRESTER
Gartner
HUMAN RISK MANAGEMENT
Behavioral science & AI
Skills-based training
Full (new) compliance
Personalization
Risk-based policies
SECURITY AWARENESS TRAINING
Security training
Partial compliance
46% CAGR
EFFECTIVNESS
CAPABILITIES
2022 $2B
2027 $12B

PROBLEM

High employee disengagement leads to mistakes that cause cybersecurity breaches.

Gallup says 77% of workers don't trust employers and are disengaged, which leads to 60% more mistakes. Forrester and Gartner say 90% of security breaches are due to human mistakes, and IBM says one mistake can cost $4.5M for a breach. Cybercrime costs global firms almost $11T per year. Forrester also says: "core capabilities offered by security awareness computer-based training vendors...fail to make impactful changes to human risk." Chief Information Security Officers (CISOs) can't mitigate security risks or meet new NIST or DoD Zero Trust compliance mandates without accurately measuring employee and supplier trust and risk factors, but current solutions fail to do this. This is why Gartner says: "Many CISOs question the benefit and effectiveness of training...focusing instead on positively influencing employee behavior and instilling a security culture."

Employee disengagement = mistakes = security breaches

"Antiquated text-based assessments need to be replaced with something like RemotelyMe that offers real insights."

- Petosky Plastics (RemotelyMe Board Advisor)
Talent Acquisition Manager

"We've partnered with RemotelytMe to offer workforce security solutions that can determine worker trust factors to grant or deny access to sensitive corporate locations and data, which can help them avoid cybersecurity breaches, audit failures, and workplace violence."

- Alert Enterprise (RemotelyMe Board Advisor)
VP Business Development


$11T Cybersecurity Problem
77%
of workers are disengaged
60%
more mistakes if disengaged
90%
of breaches are mistakes
Trust
Risks
Engaged
Disengaged
Disgruntled
FORRESTER
GALLUP
Gartner

SOLUTION

We uniquely measure trust and risks & help create a high-trust, low-risk culture to reduce security breaches.

Peter Drucker once said, “you can’t improve what you don’t measure.” We’ve invented one of the first neuroscience biomarkers that measure risk and trust in nine minutes with 93% reliability. We also measure soft skills, leadership, and engagement.

As defined by the National Institutes of Health, a predictive biomarker is used to identify individuals who are more likely than similar individuals without the biomarker to experience favorable or unfavorable effects related to environmental conditions. In the workplace, this can include high stress and low trust environments. RemotelyMe’s patent pending intellectual property, based on a decade of research and field studies across thousands of individuals, maps neurotransmitter and brain chemical balances—biomarkers—to ten key soft skills, as well as trust and risk factors related to oxytocin. We then use industry data from the Occupational Network (O*NET), the Society for Human Resources Management (SHRM), LinkedIn, Harvard University, and other sources to map these to role success and risk factors.

Predictive biomarkers = career success and security risks

Training courses we offer use visual neuroscience gamification to help improve soft skills, trust, and leadership scores. This helps reduce risk factors by improving engagement so Human Resources (HR) can avoid high attrition, safety incidents, and workplace violence. Security teams can avoid costly audit failures, security breaches, brand damage, and litigation.

Because Deloitte says high trust drives 400% more performance and 79% more engagement, RemotelyMe can help accelerate your career by making you more valuable to employers. That’s why investing in RemotelyMe is an investment in you and your family.

Personalized visual neuroscience gamification = improved soft skills + trust factors + leadership = higher career success + lower risks

> “What I really like about RemotelyMe is that it offers the next generation of solutions to help us better select and manage our talent.”
>
> - RGA Insurance (RemotelyMe Board Advisor)
> VP Talent Acquisition

Proven HRM SaaS Solutions

HERMANCQI™	HERMANCYBER™	HERMANLEARN™	
Measure HRM security risks in 9 minutes	*View security risks & trust scores in dashboard*	*Improve scores with skills-based training*	*Compliance integration*



Behavioral Science


TOP PERFORMER
Total Score
96%
GREEN FLAG, Total Score
Trust Level Score
88%
GREEN FLAG, Trust Score
Soft Skills Score
92%
GREEN FLAG, Soft Skills S


TAP COURSES
WEBINARS
HIGH TRUST PODCASTS
HIGH TRUST PROFESSIONAL
CERTIFIED
HIGH TRUST VIDEOS
EVENTS
NOREPINEPHRINE
WELLNESS
COMMUNITY
INSTINCTUAL

workday
LEVER
cornerstone
Vanta
DRATA

REMOTELYME

HERMAN = Human *Engagement* Risk Management

REMOTELYME

Visual Neuroscience Storytelling

Customized videos influence answers...


Focus Area
Instinctual Answers =
Emotional Answers =
Logical Answers =
Low Norep
Med Norep
High Norep

Norep = Norepinephrine

Based on a decade of documented research & field studies


START
WITH
WHO
How Small to Medium Businesses Can Win Big with Trust and a Story
W. CRAIG REED
New York Times Bestselling Author
MIKE PATON
MARK O'DONNELL

Author: CEO


FOREWORD BY GORDON R. ENGLAND
THE 7 SECRETS OF
NEURON
LEADERSHIP
WHAT MILITARY COMMANDERS, NEUROSCIENTISTS, AND THE ANCIENT GREEKS TEACH US ABOUT INSPIRING TEAMS
W. CRAIG REED
WILEY

Author: CEO


GERMAN GARCIA-FRESCO, PH.D
TRAIN YOUR
BRAIN
FOR SUCCESS
HOW A HEALTHY BRAIN
IS THE KEY TO HAPPINESS
AND BETTER HEALTH

Author: CSO


David B. Hall, CHWC
STRIVING
TO
THRIVING
A Practical Resource for Reclaiming Your Life from Chronic Pain

Author: CTO

How we'll win...and make you money


Competitors
No science
Lite compliance
KnowBe4
SECURITY AWARENESS TRAINING
RemotelyMe Today
Behavioral science
Full compliance
Emotive
Instinctive
Logical
RemotelyMe Tomorrow
AI on-the-fly personalization
Automated full compliance
Roadmap: Visual Neuroscience Storytelling 2.0
Generative AI (SORA) personalization
Increases content retention by 10X
46% CAGR
2027
$12B
2022
$2B
REMOTELYME

SUCCESS TO DATE


RemotelyMe 2023 Quarterly Revenue
120000
100000
80000
60000
40000
20000
0
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Partner Highlights

Security

ALERT ENTERPRISE

- ✓ Physical & digital security access
- ✓ Promoting to dozens of customers
- ✓ Inclusion in large trade events

HR

EOS ENTREPRENEURIAL OPERATING SYSTEM


START WITH WHO
W. CRAIG REED

- ✓ 200,000 SMBs use EOS
- ✓ Official marketing & book partner
- ✓ Promotion in webinars & events





HIGH TRUST PROFESSIONAL
RemotelyMe
CERTIFIED
Alert Enterprise

REMOTELYME™

Alert Enterprise
Making Security a Business Enabler

Total Workforce Experience & Trust from Recruit to Retire

Trust & Soft Skills-Based Zero Trust Security

NOKIA · TOYOTA · AIG · CENTENE · RBFCU · VERITAS · BlackRock · entergy · FLYGPT · BTV · Children's · corebridge · Dominion Energy · GoDaddy

Trust-based Security from Recruit to Retire

REMOTELYME™

NIST
National Institute of Standards and Technology

[GV.RR-04: Cybersecurity is included in human resources practices]

Organizations with strong onboarding processes can **increase retention by 82%**[1]

47% of companies struggle with onboarding employees due to **infrastructure access challenges**[2]

"The biggest challenge CISOs and their businesses face for employee offboarding is **removing access in a timely and thorough manner.**"[3]



HERMANCQI™
My Trust, Risk & Soft Skills Assessment
My Role-Based Access
My Learning Prerequisites
HERMANLEARN™
Soft Skills & Security Courses
My Access Disabled On Leave
My Traveling Access Automated
My Access Removed Immediately
My Exit
My Trust & Risk Scores
HERMANCYBER™
My Candidate Experience
My Team My Work
My Training & Development
My Personal Leave
My Work Travel
My Work Anniversary
My Total Rewards
My New Role
My Onboarding Experience
My Tools and Technology
My Performance Check-in
My Access Review
My Birthright Access
My Trust & Risk Scores
HERMANCYBER™

[1] "The true cost of a bad hire", Brandon Hall Group
[2] "The year of access 2022", strongdm
[3] Duncan Casemore, CTO and co-founder of HR technology firm Applaud

Alert Enterprise

National Institute of Standards and Technology
U.S. Department of Commerce



Tier 1
Partial
Tier 2
Risk-Informed
Tier 3
Repeatable
Tier 4
Adaptive

Fig. 4. CSF Tiers for cybersecurity risk governance and management

Ensures Regulatory Compliance

New NIST Govern Function Requirements	Considerations	Maturity Tier with Competitors	Maturity Tier with RemotelyMe
GV.OC-02: Internal and external **stakeholders** are understood...	Requires strong trust, engagement, communications, interactivity, and emotional intelligence soft skills	**Tier 2?**	**Tier 4: Adaptive**
GV.RM-05: **Lines of communication** across the organization are established...	Requires strong trust, engagement, communications, interactivity, and emotional intelligence soft skills	**Tier 2?**	**Tier 4: Adaptive**
GV.RR-01: Organizational leadership...**fosters a culture that is risk-aware**, ethical, and continually improving.	Mistakes caused by disengagement = 95% of security breach risks	**Tier 2?**	**Tier 4: Adaptive**
GV.RR-02: **Roles, responsibilities, and authorities**...are established, communicated, understood, and enforced.	Requires aligning soft skill balances with roles and responsibilities to ensure enforcement	**Tier 2?**	**Tier 4: Adaptive**
GV.RR-04: Cybersecurity is included in human resources practices.	Worker soft skills, trust factors, and engagement issues that lead to mistakes must be documented	**Tier 2?**	**Tier 4: Adaptive**
GV.PO-P3: **Roles and responsibilities** for the workforce are established with respect to privacy.	NIST Privacy Framework related to CSF 2.0 requires mapping roles to soft skills	**Tier 2?**	**Tier 4: Adaptive**
DE.CM-03: **Personnel activity** and technology usage are monitored to find potentially adverse events	Need to use behavior analytics software to detect anomalous user activity to mitigate insider threats	**Tier 2?**	**Tier 4: Adaptive**
PR.AT-01: Personnel are provided with **awareness and training** so that they possess the knowledge and skills to perform general tasks with cybersecurity risks in mind	Must provide role-based cybersecurity awareness and training to all those in specialized roles, including third parties	**Tier 2?**	**Tier 4: Adaptive**

Better Homes and Gardens
REAL ESTATE
Anywhere

Case Studies

Hospitalist GROUP

Aventi Group



RISK SCORES
DISGRUNTLED
DISENGAGED
ENGAGED
30%
25%
20%
15%
10%
5%



TRUST SCORES
100%
80%
60%
40%
20%
0%
Green = Top Performers Red = Concerns



TOP PERFORMER
Total Score
96%
GREEN FLAG Total Score
Trust Level Score
88%
GREEN FLAG Trust Score
Soft Skills Score
92%
CANDIDATE
Total Score
78%
YELLOW FLAG Total Score
Trust Level Score
72%
YELLOW FLAG Trust Score
Soft Skills Score
79%

Total Score	Risk Score	Trust Score	Position Match	Soft Skills Score	Leadership Situation	Training Recommendations
90%	9%	91%	89%	88%	84%	Stamina Course , Stress Course , Leadership Course , Analytical Soft Skills Course , Communications Soft Skills Course , Interactivity Soft Skills Course , Emotional Intelligence Soft Skills Course (for Optimism)
97%	10%	92%	90%	102%	84%	Stamina Course , Stress Course , Brain Balance Course (for Norepinephrine) , Leadership Course
96%	12%	91%	87%	99%	84%	Stamina Course , Stress Course , Brain Balance Course (for Dopamine) , Brain Balance Course (for Norepinephrine) , Leadership Course , Emotional Intelligence Soft Skills Course (for Reactivity)
97%	6%	94%	85%	101%	84%	Leadership Course
93%	13%	83%	92%	92%	75%	Trust Factors Course , Stamina Course , Stress Course , Brain Balance Course (for Dopamine) , Leadership Course



TRUST SCORES


35 Board Advisors
Southwest
RoyalCaribbean INTERNATIONAL
ADT
TIFFANY & CO.
SBA
Ob Hospitalist GROUP
teracloud
CHRO
Julie Weber
CTAO
Ana Sencovici
CPO
David Scott
"RemotelyMe's solutions are unique and disruptive."
EOS IMPLEMENTER
7 Advisors
suvida healthcare
SAP
udemy
pax8
ALERT ENTERPRISE
RGA
sarnova
HIGHSPOT
NACD
CISO
Roland Costea
VP HR
Elizabeth Shober
CISO
Brad Fugitt
VP BD
Azizur Rahman

"With solutions like RemotelyMe, we can do a better job of hiring high trust individuals who are engaged."

- Sarnova (RemotelyMe Board Advisor)

SVP HR

"With RemotelyMe, we can do more with trust than we can with traditional functional capabilities."

- ADT (RemotelyMe Board Advisor)

Chief People Officer

"RemotelyMe is showing hiring managers whether someone is the right fit for the role and the best way to onboard them."

- The Talent Mover (RemotelyMe Board Advisor)

CEO

RemotelyMe primarily targets the $6B Human Risk Management Total Available Market (TAM) with a 46% CAGR that will drive it toward $12B by 2027.

BUSINESS MODEL & MARKET

RemotelyMe also addresses multiple $764B combined markets including the $450B Learning & Development content Total Available Market (TAM) and $92B Soft Skills, Leadership & IT Security Serviceable Available Market (SAM) segments, which have >10% CAGR. RemotelyMe offers business to business (B2B) Software as a Service (SaaS), apps, and technology licensing to security and software firms, as well as developers for content creation. Leading analyst Starr Conspiracy selected RemotelyMe as a Top 25 Work Tech Vendor for our disruptive solutions in fragmented markets.



Multiple Market Opportunities
46% CAGR
2022
$2B
2027
$12B
$764B
$6B
Human Risk Management
$450B
Learning & Development
$47B
Digital Education
$223B
Cybersecurity Software
$34B
Talent Acquisition
REMOTELYME
Sources: Global Market Estimates, Market.us, Josh Bersin, Technavio, Research & Markets, KBV Research

PRESS


Roadmap: Visual Neuroscience Storytelling 2.0
Generative AI (Sora) personalization
Increases content retention by 10X
REMOTELYME
Verified by London Business School

https://www.remotelyme.com/resources

- RemotelyMe Celebrates Recognition in Entrepreneur Magazine for Most Fundable Company 2023 Award
- RemotelyMe is Honored as a Most Fundable Company by Pepperdine Graziadio Business School
- Startup Starter features RemotelyMe's effort to unleash the visual revolution
- Top Trends in Talent Acquisition for 2023
- William Craig Reed: Investing in Workplace SaaS Can Net Big Returns
- Read more press articles here.

TEAM

We are veteran-owned, and our passion is to help our fellow veterans and their families.

Our Board Advisors include CxOs from Southwest Airlines, ADT, Royal Caribbean, Walmart, Udemy, EOS Worldwide, and many others. They frequently validate the need for a new approach to understand who they are really hiring, and how to retain them. One Advisor interviewed for a leading tech firm that required a personality test invented 50 years ago. She is neurodiverse and struggled with this confusing and stressful test. As such, she was not hired. Jim Clifton, CEO of Gallup, commissioned a study asking what's most important for every working adult. The answer? A good job. Our mission, passion, and purpose is to help our fellow veterans, their families, and all workers understand who they really are so they can find and keep a good job.



W. Craig Reed

Chief Executive Officer

Chief Executive Officer, former U.S. Navy Diver, New York Times bestselling author, Harvard Neuroscience certification, co-founder of an Inc. 5000 consulting and recruiting firm, co-founder of three software firms, Marketing MBA, numerous sales and marketing certifications and awards.



Dr. German Fresco

Chief Science Officer

Chief Science Officer, PhD neuroscientist and neurobiologist, successful business owner, Director of the Adaptive Neuroscience Foundation, certified nutritionist, published author.


Salute

Anthony Stewart

Chief Operating Officer

Chief Operating Officer, U.S. Navy submariner, Admin/HR Director for the U.S. Navy SEALs Training Command, HR and NLP certifications, co-founder and CEO of an award-winning veteran's non-profit.



Steve Doolittle

Chief Revenue Officer

Chief Revenue Officer, former NFL linebacker (San Diego Chargers & Buffalo Bills), movie actor, co-founder of a successful marketing agency.



David Hall

Chief Technology Officer

Chief Technology Officer, former Medtronic engineer, published author, Lean Six Sigma Black Belt with a neuroscience pain certification, certified pain management practitioner.



Greg Warrick

Chief Sales Officer

Chief Sales Officer, former VP Sales for a Fortune 50 firm, top producing realtor, executive consultant.



Pam Wallinger
VP Educational Product Marketing

VP Educational Product Marketing, Masters in Educational Science, former award-winning teacher, published author.



Dr. Dania Freudenburg
VP Educational Curriculum Development

PhD in Educational Leadership and Administration, Principal at Thomas Jefferson High School, 12+ years in education and curriculum development.

THANK YOU

Thanks for learning more about RemotelyMe. As a token of our appreciation, please click below for a free Career Quotient Indicator (CQI) Assessment that should only take 9 minutes and provide you with valuable personal insights and career advancement recommendations.

Click for free CQI Assessment

USE OF PROCEEDS

If the offering's maximum amount of $1,200,000 is raised:

Use	Value	% of Proceeds
Sales & Marketing	$516,000	43.0%
Operations, Research, Development	$420,000	35.0%
General & Administrative	$205,200	17.1%
Intermediary fees	$58,800	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Aretanium Executive Group, Inc., doing business as RemotelyMe. This offering must raise at least $10,000 by July 8, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. RemotelyMe may issue additional securities to raise up to $1,200,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

5,610,000 shares
× $1 per share

$5,610,000 implied valuation

FINANCIALS

RemotelyMe's official name is Aretanium Executive Group, Inc., so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on February 27, 2024
- Form C/A on March 28, 2024
- Form C/A on April 19, 2024
- Form C/A on May 31, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

May 31, 2024 • Filed Form C/A

Apr 19, 2024 • Filed Form C/A

Mar 28, 2024 • Filed Form C/A

Mar 25, 2024 • Hello RemotelyMe Community, We're thrilled to...

Mar 20, 2024 • Did you miss our recent webinar? No worries,...

Mar 13, 2024 • Don't miss our Fireside Chat TOMORROW, March...

Mar 12, 2024 • Our exclusive webinar is only 3 days away! On...

Mar 7, 2024 • One week left! Join us on March 14th, 2024,...

Mar 4, 2024 • Hello RemotelyMe Community, We're...

Feb 29, 2024 • We're excited for our upcoming fireside chat on...

Feb 27, 2024 • We have big news! The RemotelyMe team is proud...

Feb 27, 2024 • Primary offering of 1,200,000 shares at $1

Feb 27, 2024 • Filed Form C

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